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                                                                    EXHIBIT 3.98
                                     BY-LAWS

                                       OF

                  OCMULGEE MEDICAL PATHOLOGY ASSOCIATION, P. A.

                                   ARTICLE ONE

                            PROFESSIONAL CORPORATION

     1.1 The corporation shall be a professional corporation under the Georgia Professional Corporation Act.

     1.2 The purpose of the corporation is to engage in the practice of medicine, but the practice of medicine shall be carried on only through the corporation's officers, employees and agents who are duly licensed or otherwise legally authorized to practice medicine in Georgia

     1.3 This restriction, shall not, however, prevent the corporation from employing unlicensed persons in capacities in which they are not rendering professional services to the public in the course of their employment.

                                   ARTICLE TWO

                                     OFFICES

     2.1 The address of the registered office of the corporation is 404 First National Bank Building, Macon, Georgia 31201, and the name of the registered agent at this address is R. Lanier Anderson, III.

                                  ARTICLE THREE

                                  CAPITAL STOCK

     3.1 Certificates of stock shall be numbered in the order in which they are issued. They shall be signed by the President

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and Secretary and the seal of the corporation shall be affixed thereto. Stock certificates shall be bound in a book and shall be issued in consecutive order therefrom. On the stub of each certificate shall be entered the name of the person owning the shares, the number of shares, and the date of issue. Certificates of stock exchanged or returned shall be cancelled by the Secretary and placed in their original place in the stock book.

     3.2 Transfers of stock shall be made on the stock books of the corporation by the holder in person or by power of attorney, or surrender of the old certificate for such shares, duly assigned.

     3.3 The holders of the common stock shall be entitled to one vote for each share of stock standing in their name.

     3.4  Provisions concerning the ownership and transfer of stock are found in
Article 9.

                                  ARTICLE FOUR

                             SHAREHOLDERS' MEETINGS

     4.1 The annual meeting of the shareholders of the corporation shall be within three months of the end of the fiscal year as set by the President within or without the State of Georgia at such place as may from time to time be fixed by the Board of Directors.

     4.2 At all meetings of shareholders, shares shall be voted by the holder of record or by another shareholder of this corporation in accordance with a proxy or an agreement providing for the voting of the shares.

     4.3  Special meetings of the shareholders may be called at

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any time by the President or any holder or holders of as much as one-third of the outstanding capital stock of the corporation upon not less than ten nor more than fifty days' notice, either mailed to the last known address or personally given to each shareholder.Notice of a special meeting may be waived by instrument in writing. Attendance at such meeting in person or by proxy shall constitute a. waiver of notice thereof.

     4.4 Notice of any special meeting of shareholders shall state the purpose or purposes for which the meeting is called.

     4.5 At all meetings of shareholders a majority of the outstanding shares of stock shall constitute a quorum for the transaction of business, and no resolution or business shall be transacted without the favorable vote of a majority of the shares represented at the meeting and entitled to vote. A lesser number may adjourn from day to day.

     4.6 Any action to be taken at a meeting of the shareholders of the corporation, or any action that may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                                  ARTICLE FIVE

                                    DIRECTORS

     5.1 The full and entire management of the affairs and business of the corporation and the exercise of all of the powers which may be exercised or performed by the corporation shall be vested exclusive

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in the Board of Directors, acting pursuant to the provisions and guidelines set out in the Articles of Incorporation, these By-laws, the Georgia Professional Corporation Act, and the Georgia Business Corporation Code.

     5.2 The Board of Directors shall consist of not less than three nor more than seven members, the precise number to be fixed by resolution of the shareholders from time to time, provided however that if all the shares of the corporation are owned by less than three shareholders, the number of Directors may be less than three but not less than the number of shareholders. The Directors shall be elected at an annual meeting of the shareholders and serve for a term of one year and until their successors are elected. A majority of said Directors shall constitute a quorum for the transaction of business. All resolutions adopted and all business transacted by the Board of Directors shall require the affirmative vote of a majority of the Directors present at the meeting.

     5.3 The Directors may fill the place of any Director which may become vacant prior to the expiration of his term, such appointment by the Directors to continue until the expiration of the term of the Director whose place has become vacant.

     5.4 The Directors shall meet annually following the annual meeting of the shareholders. Special meetings of the Directors may be called at any time by the President or by any Director, on two days' notice, Notice of any such meeting may be waived by instrument in writing. Attendance in person at such meeting shall constitute a waiver of notice thereof. The signature of any Director approving

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the minutes of any meeting of the Board of Directors, entered thereon, shall be effective to the same extent as if such Director had been present at such meeting. Any meeting of the Board of Directors may be held within or without the State of Georgia at such place as may be determined by the person or persons calling the meeting.

     5.5 Any action to be taken at a meeting of the Directors, or any action that may be taken at a meeting of the Directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors.

     5.6 At least one member of the Board of Directors shall be licensed to practice medicine in Georgia.

     5.7 If there is any member of the Board of Directors who is not licensed to practice medicine in Georgia, such member shall take no part in any decision relating wholly to professional considerations. The responsibility for such decisions shall be upon the member or members of the Board of Directors who are licensed to practice medicine in Georgia.

     5.8 In addition to the powers vested in the Board of Directors by law, by the Articles of Incorporation, and by these By-laws, and not in limitation thereof, the Board of Directors shall also have the following particular powers, duties and responsibilities: the hiring, firing, compensation and conditions of employment (such as working hours, vacation periods and sick leave) of all employees, agents and/or representatives of the professional corporation, both professional or otherwise; determination of the persons who will be accepted as patients, and who will handle each individual case;

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determination of the professional policies and procedures to be followed in handling each individual case; determination of the fees to be charged by the professional corporation; determination of the nature of the records to be kept, their use and their disposition; and the terms and amounts of dividends.

                                   ARTICLE SIX

                                    OFFICERS

     6.1 The officers of the corporation shall consist of a President, Vice President, Secretary and Treasurer. The officers shall be elected by the Directors and shall serve at the pleasure of the Board of Directors. Any two offices may be held by the same person except the offices of President and Secretary.

     6.2 The President shall be licensed to practice medicine in Georgia. He shall be the chief executive officer of the corporation and shall have general and active management of the operation of the corporation. He shall be responsible for the administration of the corporation, including general supervision of the policies of the corporation, general and active management of the financial affairs of the corporation, and shall execute bonds, mortgages or other contracts under the seal of the corporation. He shall only borrow money on behalf of the corporation pursuant to specific authority from the Board of Directors. The President shall have the authority to institute or defend legal proceedings when the Directors are deadlocked.

     6.3 The Vice President shall perform the duties of the President in the absence of the President and shall have such other powers and

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duties as may from time to time be delegated to him by the President or the
Board of Directors.

     6.4 The Secretary shall keep minutes of all meetings of the shareholders and Directors and have charge of the minute books, stock books and seal of the corporation and shall perform such other duties and have such other powers as may from time to time be delegated to him by the President or the Board of Directors.

     6.5 The Treasurer shall be charged with the management of the financial affairs of the corporation and shall have the power to recommend action concerning the corporation's affairs to the President.

     6.6 Assistants to the Secretary and Treasurer may be appointed shall have such duties as shall be delegated to them by the President or the Board of Directors.

                                  ARTICLE SEVEN

                                      SEAL

     7.1 The seal of the corporation shall be in such form as the Board of Directors may from time to time determine. In the event it is inconvenient to use such a seal at any time, the signature of the company followed by the word "Seal" enclosed in parentheses or scroll, shall be deemed the seal of the corporation. The seal shall be in the custody of the Secretary and affixed by him on the certificates of stock and such other papers as may be directed by law, by these by-laws or by the Board of Directors.

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                                  ARTICLE EIGHT

                                  MISCELLANEOUS

     8.1 If any payment or other benefit bestowed by the corporation on any employee and deducted by the corporation against its income for federal income tax purposes is finally disallowed in whole or in part as a deduction on the ground that it is unreasonably high compensation or on any ground, the portion thereof for which said deduction is not allowed shall be repaid to the corporation by the employee on whom the payment or other benefit was originally bestowed within three years from the time such deduction is finally disallowed.

     8.2 It shall be the duty of the Board of Directors to enforce the repayment. The Board of Directors may, in their discretion, withhold appropriate amounts from future compensation payments or other payments to the employee until the amount owed to the corporation has been recovered.

     8.3 The corporation shall give reasonable notice to any employee of any attempt to disallow as a deduction any payment or benefit to such employee so that he may protect his interest. However, any good faith settlement by the corporation as to the amount to be disallowed shall be binding on the employee, unless the employee requests in writing that additional measures be pursued, agrees to pay the addition cost of such measures including reasonable attorney's fees, and furnish security to the corporation satisfactory in the opinion of the Board of Directors to cover such additional costs and also any potential liability for additional income taxes attributable to the disallowance of the deduction.

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                                  ARTICLE NINE

                         OWNERSHIP AND TRANSFER OF STOCK

     9.1 Shares in the corporation may only be issued to, held by, or transferred to a person who is licensed to practice medicine in Georgia and who, unless disabled, is actively engaged in such practice, except as otherwise permitted in this Article.

     9.2 If a shareholder in this corporation shall terminate his employment with the corporation on account of death, disability, retirement, or for any other reason whatsoever, except for becoming legally disqualified to practice medicine in the State of Georgia, such shareholder or his personal representative, shall, within six months after the date of such termination, transfer his shares of stock in the corporation to the corporation for redemption and cancellation and said shares shall be redeemed by the corporation at the price determined in accordance with Section 9.4. Such redemption price shall be paid by the corporation in cash or upon the terms set out in Section
9.4. Upon payment of the redemption price, such shareholder or his personal representative shall deliver such stock certificate or certificates, duly endorsed, to the corporation free and clear of all liens and encumbrances. If for any reason such shareholder or his personal representative shall fail to transfer said shares to the corporation within six months, this corporation shall without notice be authorized to thereupon cancel said shares on its books and records.

     9.3  If a shareholder of this corporation becomes legally

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disqualified to practice medicine in the State of Georgia, such shareholder or his personal representative shall, within 90 days after his disqualification becomes final, transfer his share of stock in the corporation to the corporation for redemption and cancellation. Said shares shall be redeemed by the corporation at the price determined in accordance with Section 9.4. Such redemption price shall be paid by the corporation in cash or upon the terms set out in Section 9.4. Upon payment of this redemption price, such shareholder or his personal representative shall deliver such stock certificate or certificates to be endorsed to the corporation free and clear of all liens and encumbrances. If for any reason such shareholder or his personal representative shall fail to transfer said shares to the corporation within a ninety (90) day period, the corporation shall without notice, be authorized to thereupon cancel said shares on its books and records.

     9.4 The price of the stock referred to in Section 9.2. and Section 9.3 shall be based on the book value of said shares, adjusted as hereinafter provided, as determined by the accountant regularly employed by the corporation in accordance with generally accepted accounting principles. In determining book value the accountant will make the following adjustments: all real estate owned by the corporation shall be appraised by the Macon Board of Realtors, such appraised fair market value shall be substituted in lieu of the book value of said real estate; accounts receivable shall have a zero book value, and good will shall have a zero book value, there being no value in good will. In addition, the Board of Directors shall have the authority to subtract from book value any amounts representing contributions to the corporation's pension or profit sharing plan, or both, which contributions are based on compensation earned prior to the time of the termination of employee's employment, and which contributions are actually made

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to such qualified plans within a reasonable time following the termination of such employment.

          The value of said shares shall be thus established as of the last day of the month preceding the date of the event which precipitated this determination of price and the last day of said month shall be known as the "valuation date." The corporation shall have the option to pay said price in cash, or by the delivery of a promissory note bearing interest at the then "prime rate" currently in the effect at the Chase Manhattan Bank in New York City, payable in monthly installments over a period not to exceed three years.

          These By-laws expressly supersede the price specified in subsection
(c) of 84-5405 of the Georgia Code Annotated, and the price fixed in this section 9.4 shall be in lieu thereof.

     9.5 The personal representative of a deceased shareholder, or a retired or disqualified shareholder, as the case may be, shall not be authorized at any time to participate in or vote on any matter concerning the rendering of professional services by the corporation.

     9.6 If the corporation at any time ceases to have a shareholder licensed or otherwise authorized to practice, and actually practicing, medicine in Georgia, or if the corporation does not redeem, cancel or transfer the shares of the disqualified, retired or deceased person in accordance with this Article 9, the corporation shall cease to be a professional corporation and shall operate as a corporation for profit organized under the Georgia Business Corporation Code for the sole purpose of liquidation. The corporation may at any time after it ceases to be a professional corporation change its purpose by amending its articles.

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     9.7  Each certificate of stock in the corporation shall be endorsed as follows:

          Any sale, assignment, transfer or other disposition of the shares of stock represented by this certificate is restricted by, and subject to, the restrictions set out in the By-laws.

     9.8 No shareholder shall dispose of any part or all of his stock in the corporation without first offering in writing to sell the same to the corporation at the price and on the terms hereinafter designated. Said offer shall be delivered to an officer of the corporation (other than the offering shareholder) and also to every other shareholder, either by personal delivery or by certified or registered mail, properly stamped, return receipt requested. The time period specified in the sentence immediately following this sentence shall begin to run from the date of the last such personal delivery or the last such receipt evidenced on such certified or registered mail return receipt, whichever is later. The corporation, shall have fifteen (15) days to accept said offer, and if not accepted by the corporation, the other shareholders of the corporation shall have an additional fifteen (15) days to accept said offer by themselves purchasing the stock offered. Acceptance by the corporation and/or the other shareholders shall be effective upon personal delivery, or, if oral, upon personal communication (including telephonic), to the offering shareholder, or upon the depositing same in the United States mail stamped and addressed to the offering shareholder. Said other shareholders shall have the right to purchase said stock in proportion to the stockholdings of those other shareholders desiring to purchase. If said stock is not accepted by the

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corporation or by one or more of the other shareholders, within said thirty (30)
days, the selling party may dispose of his stock during the thirty (30) day period following the expiration of his offer to the corporation and its other shareholders, except that no disposition may be made at a price that is less than, or on terms that are more favorable to a buyer than, the price and terms offered to the corporation and its other shareholders. The stock in the hands of the new holder will be subject to all the restrictions in these by-laws. If said stock is not sold by the end of said thirty (30) day selling period, it may not be sold thereafter without making a new offer to the corporation and shareholders as provided above. The price and terms which must be offered to the corporation and its other shareholders, as aforesaid, shall be the price and terms at which a bona fide purchaser legally qualified to hold such stock has made a written offer to purchase said stock. For purposes of this Section 9.8, the term "dispose" and the term "disposition" shall include, but shall not be limited to, the acts of selling, assigning, transferring, pledging, transferring in any manner for security, giving, devising, transferring by operation of the laws of intestacy, and any other form of transfer, whether voluntary or by operation of law. Any attempted disposition without strict compliance with this
Section 9.8 shall be void, and the corporation in such event shall have the option, within a reasonable time after learning of such unauthorized disposition, to cancel the shares on its books and to pay the person entitled thereto the price specified in Section 9.4 upon the terms therein specified.

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                                   ARTICLE TEN

                                    AMENDMENT

     10.1 These By-laws may be amended at any meeting of the shareholders by the affirmative vote of two-thirds of the issued and outstanding common stock of the corporation.

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                  OCMULGEE MEDICAL PATHOLOGY ASSOCIATION, P.A.
                              AMENDMENT TO BY-LAWS

     RESOLVED, that Article 9, Section 4 (i.e. 9.4) be amended by striking the first paragraph of said section in its entirety and in lieu thereof substituting the following as the first paragraph of said section in its entirety and in lieu thereof substituting the following as the first paragraph thereof:

     9.4 The price of the stock referred to in Section 9.2 and Section 9.3 shall be based on the book value of said shares adjusted as hereinafter provided, as determined by the accountant regularly employed by the corporation in accordance with generally accepted accounting principles. In determining book value, the accountant will make the following adjustments: all real estate owned by the corporation shall be appraised by the Macon Board of Realtors, such appraised fair market value shall be substituted in lieu of the book value of said real estate; accounts receivable shall have a zero book value, and good will shall have a zero book value, there being no value in goodwill. In addition, the Board of Directors shall have the authority to subtract from book value any amounts representing contributions to the corporation's pension or profit sharing plan, or both, which contributions are based on compensation earned prior to the time of the termination of employee's employment, and which contributions are actually made to such qualified plans within a reasonable time following the termination of such employment.

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                             AMENDMENT TO BY-LAWS OF
                   OCMULGEE MEDICAL PATHOLOGY ASSOCIATION P.A.

     Section 9.4 of the By-laws is hereby deleted and there is substituted in lieu thereof the following Section 9.4.

     9.4 - The price of the stock referred to in Section 9.2 and Section 9.3 shall be the book value of said shares, adjusted as hereinafter provided, and as determined by the accountant regularly employed by the corporation in accordance with generally accepted accounting principles. In determining the book value, the accountant will make the following adjustments: All real estate owned by the corporation shall be appraised by the Macon Board of Realtors and such appraised fair market value shall be substituted in lieu of the book value of said real estate; accounts receivable shall have a zero book value, and good-will shall have a zero book value, there being no value in good-will. In addition, the Board of Directors shall have the authority to subtract from book value any amounts representing contributions to the corporation's Pension or Profit Sharing Plans, or both, which contributions are based on compensation of all employees earned prior to the valuation date, which contributions are actually made to such qualified plan within a reasonable time following the valuation date. The purpose of this provision is to make an equitable adjustment for an accrued liability.

     The book value of said shares shall be determined as of the last day of the corporation's fiscal year preceding the date of termination of employment (valuation date) and such value shall control until a new determination of book value is made.

     In the event of the death of a shareholder while employed by the corporation, there shall be added to the book value of his stock determined above, the proceeds of any life insurance paid to the corporation as a result of his death.

     The purchase price of the stock shall be paid, in the event of the death of the shareholder, as soon as any insurance proceeds are received by the corporation, and the balance, if any, and the entire purchase price in all other events, shall be paid by the corporation in one lump sum in cash within 60 days after the termination, or, at the option of the corporation, by the payment of one-third in cash and by the delivery of a promissory note payable in monthly installments over a period not to exceed two years, bearing interest at 10% per annum.

     These by-laws expressly supercede the price specified in O.C.G.A. Section 14-7-5 and the price fixed in this Section shall be in lieu thereof.

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                             AMENDMENT TO BY-LAWS OF
                   OCMULGEE MEDICAL PATHOLOGY ASSOCIATION P.A.

     Section 9.4 of the By-laws is hereby deleted and there is substituted in lieu thereof the following Section 9.4.

     9.4 - (a) The price of the stock referred to in Section 9.2 and Section 9.3 shall be the book value of said shares, adjusted as hereinafter provided, and as determined by the accountant regularly employed by the corporation in accordance with generally accepted accounting principles plus the amount referred to in subparagraphs (c) or (d), as applicable. In determining the book value, the accountant will make the following adjustments: accounts receivable shall have a zero book value, good-will shall have a zero book value (there being no value in good-will) and the cash surrender value of any life insurance policies owned by the corporation shall be deemed to have zero book value. In addition, the Board of Directors shall have the authority to subtract from book value any amounts representing funds to be contributed to the corporation's Profit Sharing plan, which contributions are based on compensation of all employees earned prior to the valuation date and which contributions are actually made to such qualified plan within a reasonable time following the valuation date. The purpose of this provision is to make an equitable adjustment for an accrued liability.

     (b) The book value of said shares shall be determined as of the last day of the corporation's fiscal year preceding the date of termination of employment (valuation date) and such value shall control until a new determination of book value is made.

     (c) In the event of termination of employment for reasons other than death, the shareholder shall also receive as part of the purchase price of the stock any life insurance policies owned by the corporation on the life of the shareholder.

     (d) In the event of the death of a shareholder while employed by the corporation, the shareholder's estate shall also receive as a part of the purchase price of the stock the proceeds of any life insurance paid to the corporation as a result of his death.

     (e) The purchase price of the stock shall be paid, in the event of the death of the shareholder, as soon as any insurance proceeds are received by the corporation, and the balance, if any, and the entire purchase price in all other events, shall be paid by the corporation in one lump sum in cash within 60 days after the termination, or, at the option of the corporation, by the payment

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of one-third in cash and by the delivery of a promissory note payable in monthly installments over a period not to exceed two years, bearing interest at 10% per annum.

     (f) These by-laws expressly supersede the price specified in O.C.G.A.
Section 14-7-5 and the price fixed in this Section shall be in lieu thereof.

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                             AMENDMENT TO BY-LAWS OF
                   OCMULGEE MEDICAL PATHOLOGY ASSOCIATION P.A.

     Section 9.4 of the By-laws is hereby deleted and there is substituted in lieu thereof the following Section 9.4.

     9.4 - (a) The price of the stock referred to in Section 9.2 and Section 9.3 shall be the book value of said shares, adjusted as hereinafter provided, and as determined by the accountant regularly employed by the corporation in accordance with generally accepted accounting principles plus the amount referred to in subparagraph (c) if applicable. In determining the book value, the accountant will make the following adjustments: accounts receivable shall have a zero book value, good-will shall have a zero book value (there being no value in good-will), and the surrender cash value of any life insurance owned by the P.C. on the lives of physician-employees shall be included if not otherwise included. In addition, the Board of Directors shall have the authority to subtract from book value any amounts representing funds to be contributed to the corporation's Profit Sharing plan, which contributions are based on compensation of all employees earned prior to the valuation date and which contributions are actually made to such qualified plan within a reasonable time following the valuation date. The purpose of this provision is to make an equitable adjustment for an accrued liability.

     (b) The book value of said shares shall be determined as of the last day of the corporation's fiscal year preceding the date of termination of employment (valuation date) and such value shall control until a new determination of book value is made.

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     (c)  In the event of the death of a shareholder while employed by the corporation, the shareholder's estate shall also receive as a part of the purchase price of the stock the proceeds of any life insurance paid to the corporation as a result of his death.

     (d) The purchase price of the stock shall be paid, in the event of the death of the shareholder, as soon as any insurance proceeds are received by the corporation, and the balance, if any, and the entire purchase price in all other events, shall be paid by the corporation in one lump sum in cash within 60 days after the termination, or, at the option of the corporation, by the payment of one-third in cash and by the delivery of a promissory note payable in monthly installments over a period not to exceed two years, bearing interest at 1O% per annum.

     (e)  These by-laws expressly supersede the price specified in O.C.G.A.
Section 14-7-5 and the price fixed in this Section shall be in lieu thereof.

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                  OCMULGEE MEDICAL PATHOLOGY ASSOCIATION, P.A.
                              AMENDMENTS TO BY-LAWS
                             ADOPTED JANUARY 6, 1999

1. ARTICLE 5.2 IS AMENDED TO READ:

     The Board of Directors shall consist of not less than three nor more than FIFTEEN members, the precise number to be fixed by resolution of the shareholders from time to time, provided however that if all the shares of the corporation are owned by less than three shareholders, the number of Directors may be less than three but not less than the number of shareholders. The Directors shall be elected at an annual meeting of the shareholders and serve for a term of one year and until their successors are elected. A majority of said Directors shall constitute a quorum for the transaction of business. All resolutions adopted and all business transacted by the Board of Directors shall require the affirmative vote of a majority of the Directors present at the meeting. However, the sale of the corporation, merger of the corporation with another entity, sale of the assets of the corporation to another entity, or the acquisition of the corporation by another entity shall require a two-third (2/3) majority vote of the Directors in office.

2. ARTICLE 4.5 IS AMENDED BY ADDING THE FOLLOWING:

     However, the sale of the corporation, merger of the corporation with another entity, a sale of the assets of the corporation to another entity, or the acquisition of the corporation by another entity shall require a two-thirds vote of the issued and outstanding common stock of the corporation.

3. ARTICLE 9 IS AMENDED BY ADDING NEW SECTION 9.9 AS FOLLOWS:

     Following the retirement, death or disability of a physician, if the corporation merges with another entity or sells more than 50% of its assets, or is acquired by a third party pursuant to any form of reorganization, or if all of the shareholders sell their stock in the corporation to a third party, and such actions results in proceeds which are distributed or distributable to the shareholders, the retired or disabled physician or the estate of the deceased shareholder shall share in the distribution of such proceeds as if the physician was still a shareholder, based on his percentage ownership in the corporation at the time of such event. Such physician or his estate shall share in the proceeds according to the following schedule:

LENGTH OF TIME OF TRANSACTION                       PERCENTAGE OF SHAREHOLDER'S
FOLLOWING TERMINATION                               PRO RATA PORTION OF PROCEEDS
---------------------                               ----------------------------
0 -1 year                                                    100%
1 - 2 years                                                   75%
2 - 3 years                                                   50%
3 - 4 years                                                   25%
4 or more years                                                0%

     The amount calculated pursuant to the above schedule shall be reduced by the amount such physician or his estate has previously received for the value of his stock upon termination of his employment. The amounts calculated above shall be considered additional payment for the stock of the retired, disabled or deceased physician.